ARISTA Arista Networks, Inc 5453 Great America Parkway Santa Clara, CA 95054 Tel: 408-547-5500 www.arista.com Chantelle Breithaupt [***] [***] October 15, 2023 Dear Chantelle, On behalf of Arista Networks, Inc. (the "Company"), I am pleased to offer you the appointment to a full-time exempt position as Senior Vice President, Chief Financial Officer, effective as of immediately following the filing of the Company's Form 10-K for the fiscal year ending December 31, 2023 (the "Appointment Date"). You have until November 2, 2023 to accept this appointment, at which time it will expire. The terms of this appointment are as follows: 1. Salary: The Company will pay you a base salary of$ 315,000 per year in accordance with the Company's standard payroll policies. 2. Bonus: You will be eligible to participate in the Company's bonus program and receive an annual discretionary bonus, less applicable withholding, pursuant to the terms of the program. Please note that you must be an employee of the Company on the bonus payout date to be eligible to receive the bonus payment. Lastly, as a reminder, both your base salary and the components of your discretionary bonus are subject to periodic review and may be modified by the Company as deemed necessary in its sole and absolute discretion. 3. Benefits: During the term of your employment, you will be eligible to participate in all of the Company's standard health, vacation, and other benefits covering employees. The Company reserves the right to change the benefit plans and programs that it offers to its employees at any time. 4. Stock: Subject to a separate equity award agreement (the "Equity Award Agreement") and approval by the Company's board of directors or its compensation committee, you will be granted one award of . performance restricted stock units covering shares of the Company (the "PSUs") as described below. For purposes of this Section 4, "value" means the average of the closing prices of the Company's common stock for the 30-trading day period ending on the Tuesday preceding the grant date of the PSUs. The Company's restricted stock units vest on 4 designated dates each quarter (each, a "Quarterly Vesting Date"). a. Your PSU award will be an award of performance restricted stock units covering shares of Company common stock having a "value" equal to $ 2,000,000 as determined in accordance with the Company's customary practices. Your PSUs will cover 4 I-year performance periods. For 2024, your PSUs will have the same performance terms and conditions as apply to the Company's executive officers other than the CEO. Typically, performance certification with respect to an annual performance period occurs early in the year following the end of the performance period. To the extent earned during a given fiscal year, the PSUs will settle on the Company's first quarterly vesting date following certification, which is anticipated to be in February following the applicable performance period. All vesting is subject to your continued service to the Company through the applicable vesting date. 5. Relocation Bonus: To enable you to work at the Company's headquarters, if you relocate to work at the Company's headquarters. then the Company will provide you a cash bonus equal to $50,000 less applicable withholding. This relocation bonus will be paid within 30 days after you commence working full-time at the Company's headquarters. Your employment with the Company will be "at-will". This means that your employment will not be for any specified period of time and can be terminated either by you or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. It also means that your job duties, title, responsibilities, reporting level, compensation and benefits, as well as the Company's personnel policies and procedures, may be changed with or without notice at any time in the sole discretion of the Company. Notwithstanding the foregoing, you may be entitled to accelerated vesting and other severance benefits in the event of a termination or change in the nature of your job, as set forth in the Severance Agreement.

ARISTA Arista Networks, Inc 5453 Great America Parkway Santa Clara, CA 95054 Tel: 408-547-5500 www.arista.com On the Appointment Date, you and the Company will enter into a Severance Agreement dated as of the Start Date in the fonn attached hereto as Exhibit A (the "Severance Agreement") and an Indemnification Agreement dated as of the Appointment Date in the form attached hereto as Exhibit B (the "Indemnification Agreement"). This letter agreement, the Severance Agreement, the Indemnification Agreement, the Equity Award Agreement (when entered into), and the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement that you entered into in connection with your hiring set forth the terms of your employment with the Company and supersede any prior representations and agreements, whether written and oral, regarding the terms of your employment with the Company, including your previous offer letter agreement with the Company. This letter agreement may not be modified or amended, except by a written agreement, signed by both you and the Company's Chief Executive Officer. This letter agreement is governed by California law. If any provision of this agreement is held invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable. I look forward to working with you. Sincerely, Jayshree Ullal Chief Executive Officer Accepted: /s/ Jayshree Ullal /s/ Chantelle Breithaupt Date: 10/15/2023